SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


              Date of Report:  September 9, 1994



                      UNOCAL CORPORATION
    ----------------------------------------------------
   (Exact name of registrant as specified in its charter)



           Delaware                    1-8483             95-3825062
- -------------------------------    -------------     -------------------
(State or other jurisdiction of     (Commission      (I.R.S. Employer
incorporation or organization)       File Number)     Identification No.)




    1201 West Fifth Street, Los Angeles, California      90017
    -------------------------------------------------------------
    (Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code: (213) 977-7600

ITEM 5.   OTHER EVENTS


          Unocal Corporation announced that its Unocal Myanmar Offshore Co. Ltd. subsidiary has signed a memorandum of understanding for an agreement to sell natural gas from the Yadana field in the Gulf of Martaban offshore Myanmar.

           The memorandum of understanding contemplates a 30-year agreement with the Petroleum Authority of Thailand (PTT), Myanmar Oil & Gas Enterprise (MOGE) and Unocal's co-venturer, Total of France (Total), that would provide for the delivery of 525 million cubic feet per day (mmcfd) of natural gas to the border of neighboring Thailand. Under the terms of the proposed agreement, Unocal and Total would begin supplying 130 mmcfd of natural gas in mid-1998 and increase production to more than 525 mmcfd within 15 months. Gas production could eventually reach a sustained rate 650 mmcfd for approximately 20 years, including volumes for domestic consumption in Myanmar.

           Unocal and Total plan to develop the Yadana field under their production sharing contract with MOGE, the Myanmar national oil company.

           Unocal and Total plan to form a company by the end of 1994 to build and operate a pipeline from the Yadana field to the eastern border of the Myanmar peninsula. The 260-mile pipeline will include about 220 miles offshore, stretching from the field to the western coast of Myanmar. The remaining 40-mile onshore segment will cross southern Myanmar to the Thailand border. Construction of the pipeline is expected to begin in 1995 after a full evaluation of the onshore route options to minimize environmental impact.

           The memorandum of understanding provides that the gas sales agreement will not be executed and become effective until such time as the pipeline company has been formed and Unocal, Total and MOGE have agreed to the terms of a definitive agreement relating to the transportation of gas through the pipeline. The memorandum of understanding also requires certain other agreements to be entered into and certain conditions to be satisfied.

           Unocal holds 47.5 percent of the foreign companies' working interest in the project; Total, the operator, holds the remaining 52.5 percent. MOGE has the option to participate in up to 15 percent of the project. The Petroleum Authority of Thailand Exploration and Production Co. (PTTEP) has a 25.5 percent participation option. If both MOGE and PTTEP elect to participate fully, this would reduce Unocal's interest to
28.26 percent and Total's interest to 31.24 percent, before a 10 percent royalty.

           Delineation drilling in 1993 yielded positive results that indicate that the Yadana field could contain proved natural gas reserves of approximately 5 trillion cubic feet. Unocal expects to commence booking its share of the proved reserves following the execution and effectiveness of the definitive gas sales and transportation agreements.


                       ------------------------------

           Unocal announced the following estimated capital expenditures with respect to its shares of the development costs of the Yadana project, the Jakrawan and Pailin gas and condensate fields in the Gulf of Thailand, and the Salak geothermal power project in Indonesia. These major Asian projects are expected to require a total capital investment from Unocal of roughly $500 million through 1996 and about $1 billion over the total time span.

                                         UNOCAL'S ESTIMATED COSTS

                           Unocal           Total
                           percent          project    Capital costs
                           interest         costs      thru 1996
                           --------        --------    -------------
     Yadana (requires        28% *          $337 MM      $140 MM
     gas sales contract)

     Pailin (requires        35%             216 MM        46 MM
     gas sales contract)

     Jakrawan (funds         71%             302 MM       170 MM
     fully committed)

     Salak (requires        100%             172 MM       150 MM
     contract revision)
                            TOTAL         $1,027 MM      $506 MM


     * Reflects the reduction of Unocal's interest from 47.5%, assuming that the national oil companies of Myanmar and Thailand exercise their full participation rights.


                       ------------------------------


           The company announced that Unocal Thailand has agreed to amendments to its gas sales contracts with PTT that will increase minimum gross deliveries by nearly 50 percent over two years. Under the amendments, minimum deliveries will increase from 500 to 740 mmcfd by late 1996. Typically, Unocal's deliveries average well above the contract level. In 1993, deliveries averaged 747 mmcfd.

           An uplift provision in the contract amendments could increase gross deliveries of gas by another 15 percent to 850 mmcfd in late 1996. By then, development in the Jakrawan field is expected to result in production of about 150 mmcfd, giving Unocal the ability to reach production of 900 mmcfd.

           The company continues to explore for new natural gas reserves in the Gulf of Thailand. Unocal has drilled eight successful delineation wells so far in the Pailin field in Block 12/27, with six additional wells planned for 1995. Initial discussions with PTT are under way. Gas sales contract negotiations are slated to begin shortly. Pailin production could start by late 1998. Unocal is the operator with a 35 percent interest in the block.

           The following table lists Unocal's net share of the 1998 projected production.


                                   Unocal      Year         Potential 1998
                                   percent     of first     Production
     Contract Area / Block         interest    production   Gas/Liquids (net)*
     ----------------------        --------   -----------    ---------------
     I.   Erawan                      80%         1981       174 mmcfd/5 mbd

     II.  Satun, Platong,             70%         1983       107 mmcfd/4 mbd
          Kaphong, Baanpot, Pladang

     III. Surat, Jakrawan, Funan,     71%         1992       246 mmcfd/7 mbd
          Gomin, Trat, Pakarang
     --------------------------------------------------------------------------
     Total Contract Areas                                    527 mmcfd/16 mbd


     Block 12/27 Pailin               35%                    To start up late 1998


       * Net working interests after royalties.


                       ------------------------------


           Unocal announced that, for the first half of 1994, its average production costs per barrel of oil equivalent were $2.84 in worldwide operations. Average U.S. costs were $3.41. Average Far East costs were $1.45 and average other foreign costs were $4.23.

                                 SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                         (Registrant)






Dated:  September 19, 1994        By:  CHARLES S. MCDOWELL
- --------------------------            ------------------------
                                      Charles S. McDowell,
                                       Vice President and Comptroller